                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               September 15, 2005


                               ASTA FUNDING, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                       ----------------------------------
                 (State or other jurisdiction of incorporation)


          0-26906                                         22-3388607
----------------------------                   ---------------------------------
   (Commission File Number)                    (IRS Employer Identification No.)


210 Sylvan Avenue, Englewood Cliffs, New Jersey               07632
---------------------------------------------------       ------------
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 201-567-5648

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A

|_|      Written communications pursuant to Rule 425 under the Securities Act

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS

On September 15, 2005, Asta Funding, Inc. (NASDAQ: ASFI) issued a press release announcing that its Chairman, Arthur Stern and President and Chief Executive Officer, Gary Stern, have adopted a prearranged stock trading plan in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Arthur Stern and Mr. Gary Stern and his affiliates will sell 160,970 shares and 250,000 shares, respectively. The press release is attached as
Exhibit 99.1 hereto.

Rule 10b5-1 allows programs to be established that permit corporate insiders to prearrange purchases or sales of Company securities at a time when they are not aware of any non-public information. These pre-planned trades will be executed at a later date, over a period of time as set forth in the plans, without further action or oversight by the executives and without regard to any subsequent non-public information the individuals may receive. These plans will allow the executives to continue their estate and tax planning and diversify their investment portfolios. Sales of common stock by Mr. Arthur Stern and Mr. Gary Stern pursuant to the terms of the plan, or otherwise, will be disclosed publicly though Form 144 and Form 4 filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS.

EXHIBIT NO.     DESCRIPTION
-----------     -----------
   99.1         Press Release issued by Asta Funding, Inc. on September 15, 2005

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ASTA FUNDING, INC.


Date: September 15, 2005            By: // Mitchell Cohen
                                        ---------------------------------------
                                    Mitchell Cohen
                                    Chief Financial Officer












                                      -3-